As filed with the Securities and Exchange Commission on October 7, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE FINISH LINE, INC.
(Exact name of registrant as specified in its charter)

Delaware	35-1537210
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3308 N. Mitthoeffer Road Indianapolis, Indiana	46235
(Address of Principal Executive Offices)	(Zip Code)

2002 STOCK INCENTIVE PLAN
OF THE FINISH LINE, INC.
(Full title of the plan)

Mr. Alan H. Cohen
President and Chief Executive Officer
The Finish Line, Inc.
3308 N. Mitthoeffer Road
Indianapolis, Indiana 46235
(Name and address of agent for service)

(317) 899-1022
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)

Class A Common Stock, par value $0.01 per share	1,250,000	$8.16	$10,200,000	$938.00

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Section 457(h) on the basis of the average of the high and low prices of the Class A Common Stock of The Finish Line, Inc., as reported on the NASDAQ National Market System on October 2, 2002.

INTRODUCTION

This Registration Statement on Form S-8 is filed by The Finish Line, Inc., a Delaware corporation (the “Company” or the “Registrant”), for the purpose of registering 1,250,000 shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Common Stock”) issuable to eligible directors, officers and employees under the 2002 Stock Incentive Plan of The Finish Line, Inc. (the “Plan”).

PART I

The documents containing the information specified in Part I of Form S-8 will be sent or given to eligible employees, officers and directors as specified by Rule 428(b)(1). In accordance with the Note to Part I of Form S-8, these documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

The following documents filed by the Company with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference into this Registration Statement:

(a)  The Company’s Annual Report on Form 10-K for the fiscal year ended March 2, 2002, filed with the Commission on May 16, 2002;

(b)  The Company’s Quarterly Report on Form 10-Q for the thirteen week period ended June 1, 2002, filed with the Commission on June 27, 2002;

(c)  The Company’s Quarterly Report on Form 10-Q for the thirteen and twenty-six week periods ended August 31, 2002, filed with the Commission on October 2, 2002;

(d)  The Company’s Current Report on Form 8-K dated September 23, 2002, filed with the Commission on September 24, 2002;

(e)  All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the document referred to in (a) above;

(f)  The description of the Company’s Class A Common Stock to be offered hereby which is contained in the Company’s Registration Statement on Form S-3 filed with the Commission on November 15, 1996 (File No. 333-16259), together with any amendment or report filed with the Commission for the purpose of updating such description;

In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.    Interests of Named Experts and Counsel

Jonathan K. Layne, a partner in the Los Angeles office of Gibson, Dunn & Crutcher LLP, counsel to the Company, has been a director of the Company since June 1992. Mr. Layne beneficially owns 20,000 shares of the Company’s Class A Common Stock as of the date of this Registration Statement.

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Item 6.    Indemnification of Directors and Officers

Article IX of the Company’s Restated Certificate of Incorporation and Article VII of its Bylaws provide for the indemnification by the Company of each director, officer, employee and agent of the Company to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (the “DGCL”). Section 145 of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

In addition, Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation. or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which action or suit was brought shall determine upon application that, despite the adjudication of the liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Delaware law further provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The Company has entered into, and the stockholders of the Company ratified, separate but identical indemnity agreements (the “Indemnity Agreements”) with each director of the Company and each executive officer of the Company (the “Indemnitees”). Pursuant to the terms and conditions of the Indemnity Agreements, the Company has agreed to indemnify each Indemnitee against any amounts which he becomes legally obligated to pay in connection with any claim against him based upon any act, omission, neglect or breach of duty which he may commit, omit or suffer while acting in his capacity as a director and/or officer of the Company; provided, however, that such claim: (i) is not based upon the Indemnitee’s gaining in fact any personal profit or advantage to which he is not legally entitled; (ii) is not for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company within the meaning of Section 16A(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any state law; and (iii) is not based upon the Indemnitee’s knowingly fraudulent, deliberately dishonest or willful misconduct.

The Indemnity Agreements provide that all costs and expenses incurred by the Indemnitee in defending or investigating such claim shall be paid by the Company in advance of the final disposition thereof unless the Company, independent legal counsel, the stockholders of the Company or a court of competent jurisdiction determines that: (i) the Indemnitee did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company; (ii) in the case of any criminal action or proceeding, the Indemnitee intentionally breached his duty to the Company or its stockholders. Each Indemnitee has undertaken to repay the Company for any costs or expenses so advanced if it shall ultimately be determined by a court of competent jurisdiction in a final, nonapplicable adjudication that he is not entitled to indemnification under the Indemnity Agreement.

The Company has purchased a policy of directors’ and officers’ liability insurance.

Item 8.    Exhibits

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EXHIBIT NUMBER	EXHIBIT
4.1
2002 Stock Incentive Plan of The Finish Line, Inc (incorporated by reference to Appendix A to the Company’s Definitive (14A) Proxy Statement filed with the Securities and Exchange Commission on June 18, 2002 (File No. 000-20184))

4.2	Restated Certificate of Incorporation of the Company, as amended to date (incorporated by reference to Exhibit 3.1.1 to the Company’s Registration Statement on Form S-1 (Registration No. 33-47247))

4.3
Certificate of Amendment to the Restated Certificate of Incorporation of The Finish Line, Inc. (incorporated by reference to Exhibit 3.1.2 to the Company’s Registration Statement on Form S-1 (Registration No. 33-47247))

4.4	Bylaws of the Company (incorporated by reference to the Company’s Registration Statement on Form S-1 (Registration No. 33-47247))

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Powers of Attorney (contained on signature page hereto)

Item 9.    Undertakings

A.    The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”),

(ii)  to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement, provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the Registration Statement;

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of

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the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES AND POWERS OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, The Finish Line, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on October 7, 2002.

THE FINISH LINE, INC.

By:	/s/ ALAN H. COHEN
Alan H. Cohen Chairman of the Board, President and Chief Executive Officer

S-1

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Alan H. Cohen and Steven J. Schneider, and each or any of them, as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ALAN H. COHEN Alan H. Cohen	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	October 7, 2002

/s/ DAVID I. KLAPPER David I. Klapper	Senior Executive Vice President and Director	October 7, 2002

Larry J. Sablosky	Senior Executive Vice President and Director	October , 2002

/s/ KEVIN S. WAMPLER Kevin S. Wampler	Senior Vice President, Chief Accounting Officer, (Principal Accounting Officer)	October 4, 2002

/s/ STEVEN J. SCHNEIDER Steven J. Schneider	Chief Financial Officer (Principal Financial Officer)	October 7, 2002

/s/ JONATHAN K. LAYNE Jonathan K. Layne	Director	October 4, 2002

/s/ JEFFERY H. SMULYAN Jeffery H. Smulyan	Director	October 4, 2002

/s/ STEPHEN GOLDSMITH Stephen Goldsmith	Director	October 4, 2002

/s/ BILL KIRKENDALL Bill Kirkendall	Director	October 4, 2002

S-2

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT

4.1
2002 Stock Incentive Plan of The Finish Line, Inc (incorporated by reference to Appendix A to the Company’s Definitive (14A) Proxy Statement filed with the Securities and Exchange Commission on June 18, 2002 (File No. 000-20184))

4.2	Restated Certificate of Incorporation of the Company, as amended to date (incorporated by reference to Exhibit 3.1.1 to the Company’s Registration Statement on Form S-1 (Registration No. 33-47247))

4.3
Certificate of Amendment to the Restated Certificate of Incorporation of The Finish Line, Inc. (incorporated by reference to Exhibit 3.1.2 to the Company’s Registration Statement on Form S-1 (Registration No. 33-47247))

4.4	Bylaws of the Company (incorporated by reference to the Company’s Registration Statement on Form S-1 (Registration No. 33-47247))

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Powers of Attorney (contained on signature page hereto)